As filed with the Securities and Exchange Commission on August 10, 2018
Registration Statement No. 333-224959

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sesen Bio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	26-2025616
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Sesen Bio, Inc. 2014 Stock Incentive Plan
(formerly known as the Eleven Bio, Inc. 2014 Stock Incentive Plan)
(Full Title of the Plan)

Thomas R. Cannell, D.V.M.
President and Chief Executive Officer
Sesen Bio, Inc.
245 First Street, Suite 1800
Cambridge, MA 02142
(Name and address of agent for service)

(617) 444-8550
(Telephone number, including area code, of agent for service)

with a copy to:
Steven J. Abrams, Esq.
Hogan Lovells US LLP
1735 Market Street, 23rd Floor
Philadelphia, PA 19103
(267) 675-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE
Sesen Bio, Inc., a Delaware corporation (the “Company”), is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (the “Post-Effective Amendment”) to deregister certain shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), that were originally registered pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 16, 2018, File No. 333-224959 (the “Registration Statement”). At the time of filing, the Registration Statement registered 1,388,103 shares of Common Stock as issuable under the Sesen Bio, Inc. 2014 Stock Incentive Plan (formerly known as the Eleven Bio, Inc. 2014 Stock Incentive Plan) (the “Plan”). So as to conform the number of shares registered as issuable under the Plan with the provisions of the Plan, this Post-Effective Amendment is being filed to deregister 285,741 shares previously registered pursuant to the Registration Statement. This Post-Effective Amendment shall not affect the remaining 1,102,362 shares registered pursuant to the Registration Statement.
The Registration Statement remains in effect in all other respects.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

The exhibits to this Post-Effective Amendment are listed in the Exhibit Index attached hereto and incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Description

4.1
Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (File No. 001-36296), filed with the Commission on February 18, 2014).

4.2
Certificate of Amendment to Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (File No. 001-36296), filed with the Commission on May 17, 2018).

4.3	Amended and Restated By-laws of the Registrant (Incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K (File No. 001-36296), filed with the Commission on May 17, 2018).

5.1
Opinion of Hogan Lovells US LLP, counsel to the Registrant (Incorporated by reference to Exhibit 5.1 to our Registration Statement on Form S-8 (File No. 333-224959), filed with the Commission on May 16, 2018).

10.1*	2014 Stock Incentive Plan.

23.1
Consent of Ernst & Young LLP, independent registered public accounting firm (Incorporated by reference to Exhibit 23.1 to our Registration Statement on Form S-8 (File No. 333-224959), filed with the Commission on May 16, 2018).

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1 to our Registration on Form S-8 (File No. 333-224959), filed with the Commission on May 16, 2018).

24.1	Power of Attorney (included on the signature page to our Registration Statement on Form S-8 (File No. 333-224959), filed with the Commission on May 16, 2018).

*Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts, on this 10th day of August, 2018.

SESEN BIO, INC.

By:	/s/ Thomas R. Cannell, D. V. M.
Name:	Thomas R. Cannell
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
/s/ Thomas R. Cannell, D.V.M.	Director, President and Chief Executive Officer (Principal Executive Officer)	August 10, 2018
Thomas R. Cannell, D.V.M.

/s/ Richard F. Fitzgerald	Chief Financial Officer (Principal Financial and Accounting Officer)	August 10, 2018
Richard F. Fitzgerald

*	Chair of the Board of Directors	August 10, 2018
Wendy L. Dixon, Ph.D.

*	Director	August 10, 2018
Leslie Dan

*	Director	August 10, 2018
Jay S. Duker, M.D.

*	Director	August 10, 2018
Jane V. Henderson

*	Director	August 10, 2018
Daniel S. Lynch

*	Director	August 10, 2018
Stephen A. Hurly

*By:	/s/ Richard F. Fitzgerald
Richard F. Fitzgerald
Attorney-in-Fact

4